DIME COMMUNITY BANCORP, INC. 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS,
                             OFFICERS AND EMPLOYEES
           NON-QUALIFIED STOCK OPTION AGREEMENT FOR OUTSIDE DIRECTORS




_______________________________________                ____- ______ -________
       NAME OF OPTIONEE                                SOCIAL SECURITY NUMBER


________________________________________________________________________________
                                 STREET ADDRESS


_________________________________     _________________    _____________________
            CITY                           STATE                   ZIP CODE

This Non-Qualified Stock Option Agreement is intended to set forth the terms and conditions on which a Non-Qualified Stock Option has been granted under the Dime Community Bancorp, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees. Set forth below are the specific terms and conditions applicable to this Non-Qualified Stock Option. Attached as Exhibit A are its general terms and conditions.


          Option Grant                 (A)               (B)               (C)               (D)                (E)
----------------------------------------------------------------------------------------------------------------------------
                     Grant Date:
       Class of Optioned Shares*      Common           Common             Common            Common            Common
         No. of Optioned Shares*
       Exercise Price Per Share*
             VESTING
         Earliest Exercise Date*
         Option Expiration Date*
================================  ==============  =================  ================  ================ ===================

*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND CONDITIONS.

By signing where indicated below, Dime Community Bancorp, Inc. (the "Company") grants this Non-Qualified Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Non-Qualified Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

DIME COMMUNITY BANCORP, INC.                           OPTIONEE



By______________________________________________       _________________________
       NAME:  VINCENT F. PALAGIANO
      TITLE:  CHAIRMAN OF THE BOARD AND
              CHIEF EXECUTIVE OFFICER


--------------------------------------------------------------------------------
INSTRUCTIONS: This page should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A
   DIME COMMUNITY BANCORP, INC. 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS,
                             OFFICERS AND EMPLOYEES
           NON-QUALIFIED STOCK OPTION AGREEMENT FOR OUTSIDE DIRECTORS

                          GENERAL TERMS AND CONDITIONS


                  SECTION 1. NON-QUALIFIED STOCK OPTION. The Company intends the Option evidenced hereby not to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986.

                  SECTION 2. OPTION PERIOD. (a) Subject to section 2(b), the Optionee shall have the right to purchase all or any portion of the optioned Common Stock at any time during the period ("Option Period") commencing on the Earliest Exercise Date and ending on the earliest to occur of the following dates:

                           (i) removal for cause in accordance with the
                  Company's bylaws; or

                           (ii) the last day of the ten-year period commencing
                  on the date on which the Option was granted.

                  (b) Upon the termination of the Optionee's Service with the Company, any Option granted hereunder whose Earliest Exercise Date has not occurred is deemed forfeited. For this purpose, an Optionee's Service shall be deemed to continue for so long as the Optionee is serving as an officer, employee, outside director, advisory director, emeritus director or consultant to the Company or is subject to and is observing the terms of a written agreement restricting his ability to compete or imposing other restrictive covenants.

                  SECTION 3. EXERCISE PRICE. During the Option Period, and after the applicable Earliest Exercise Date, the Optionee shall have the right to purchase all or any portion of the Optioned Common Stock at the Exercise Price per Share.

                  SECTION 4. METHOD OF EXERCISE. The Optionee may, at any time during the Option Period provided by section 2, exercise his right to purchase all or any part of the optioned Common Stock then available for purchase; PROVIDED, HOWEVER, that the minimum number of shares of optioned Common Stock which may be purchased shall be one hundred (100) or, if less, the total number of shares of optioned Common Stock then available for pur chase. The Optionee shall exercise such right by:

                  (a) giving written notice to the Committee, in the form attached hereto as Appendix A; and

                  (b) delivering to the Committee full payment of the Exercise Price for the Optioned Shares to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this section 4 have been satisfied, but in no event more than three (3) days after such date. Payment shall be made (i) in United States dollars by certified check, money order or bank draft made payable to the order of Dime Community Bancorp, Inc., (ii) in Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached, already owned by the Optionee and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, or (iii) in a combination of (i) and (ii).

                  SECTION 5. DELIVERY AND REGISTRATION OF OPTIONED SHARES. As soon as is practicable following the date on which the Optionee has satisfied the requirements of section 4, the Committee shall take such action as is necessary to cause the Company to issue a stock certificate evidencing the Optionee's ownership of the optioned Common Stock that has been purchased. The Optionee shall have no right to vote or to receive dividends, nor have any other rights with respect to optioned Common Stock, prior to the date as of which such optioned Common Stock is transferred to the Optionee on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected. The obligation of the Company to deliver Common Stock under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such Common Stock is to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Common Stock or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Common Stock under this Agreement prior to
(a) the admission of such Common Stock to listing on any stock exchange on which Common Stock may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Committee shall determine to be necessary or advisable.

                  SECTION 6. ADJUSTMENTS IN THE EVENT OF REORGANIZATION. In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of shares of Common Stock held by each per son who is then a shareholder of record, the number of shares of Common Stock subject to the option granted hereunder and the Exercise Price per share of such option shall be adjusted in accordance with section 5.3 of the Plan to account for such event. In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, the option granted hereunder shall be cancelled or adjusted in accordance with the Plan. In the event that the Company shall declare and pay any dividend with respect to Shares (other than a dividend payable in Shares or a regular quarterly cash dividend), including a dividend which results in a nontaxable return of capital to the holders of Shares for federal income tax purposes, or otherwise than by dividend makes distribution of property to the holders of its Shares, at the election of the Committee, the Company (i) shall make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend in accordance with section 5.3 of the Plan and (ii) the Committee, in its discretion applied uniformly to all outstanding Options, may adjust the Exercise Price per Share of outstanding Options in such a manner as the Committee may determine to be necessary to reflect the effect of the dividend or other distribution on the Fair Market Value of a Share.

                  SECTION 7. NO RIGHT TO CONTINUED SERVICE. Nothing in this Agreement nor any action of the Board or Committee with respect to this Agreement shall be held or construed to confer upon the Optionee any right to a continuation of service by the Company. The Optionee may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

                  SECTION 8. TAXES. Where any person is entitled to receive shares pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares to cover the amount required to be withheld.

                  SECTION 9. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Committee:

                           Dime Community Bancorp, Inc.



                           Attention:       COMPENSATION COMMITTEE

                  (b) If to the Optionee, to the Optionee's address as shown in the Company's personnel records.

                  SECTION 10. RESTRICTIONS ON TRANSFER. The option granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Optionee other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan.

                  SECTION 11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Optionee and their respective heirs, successors and assigns.

                  SECTION 12. CONSTRUCTION OF LANGUAGE. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  SECTION 13. GOVERNING LAW. This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

                  SECTION 14. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Optionee.

                  SECTION 15. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

                  SECTION 16. CHANGE IN CONTROL. This Option is granted with a related Limited Appreciation Right that is exercisable only in the event of a change in control. A "change in control" shall be as defined in the Plan.

                      APPENDIX A TO STOCK OPTION AGREEMENT
               DIME COMMUNITY BANCORP, INC. 1996 STOCK OPTION PLAN
                  FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES
                       NOTICE OF EXERCISE OF STOCK OPTION


USE THIS NOTICE TO INFORM THE COMMITTEE ADMINISTERING THE DIME COMMUNITY BANCORP, INC. 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES ("PLAN") THAT YOU ARE EXERCISING YOUR RIGHT TO PURCHASE SHARES OF COMMON STOCK ("SHARES") OF DIME COMMUNITY BANCORP, INC. ("DIME") PURSUANT TO AN OPTION ("OPTION") GRANTED UNDER THE PLAN. IF YOU ARE NOT THE PERSON TO WHOM THE OPTION WAS GRANTED ("OPTION RECIPIENT"), YOU MUST ATTACH TO THIS NOTICE PROOF OF YOUR RIGHT TO EXERCISE THE OPTION GRANTED UNDER THE STOCK OPTION AGREEMENT ENTERED INTO BETWEEN DIME AND THE OPTION RECIPIENT ("AGREEMENT"). THIS NOTICE SHOULD BE PERSONALLY DELIVERED OR MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO: DIME COMMUNITY BANCORP, INC., C/O THE DIME SAVINGS BANK OF WILLIAMSBURGH, 209 HAVEMEYER STREET, BROOKLYN, NEW YORK 11211, ATTENTION:
CORPORATE SECRETARY. THE EFFECTIVE DATE OF THE EXERCISE OF THE OPTION SHALL BE THE EARLIEST DATE PRACTICABLE FOLLOWING THE DATE THIS NOTICE IS RECEIVED BY DIME, BUT IN NO EVENT MORE THAN THREE DAYS AFTER SUCH DATE ("EFFECTIVE DATE"). EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY HEREIN, CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASSIGNED TO THEM UNDER THE PLAN. THIS NOTICE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE PLAN AND THE AGREEMENT.

OPTION INFORMATION  IDENTIFY BELOW THE OPTION THAT YOU ARE EXERCISING BY
                    PROVIDING THE FOLLOWING INFORMATION FROM THE STOCK OPTION AGREEMENT.

NAME OF OPTIONEE:   ___________________________________________

OPTION GRANT DATE:  ________________, _______ EXERCISE PRICE PER SHARE: $____.__
                    (MONTH AND DAY)    (YEAR)

EXERCISE PRICE      COMPUTE THE EXERCISE PRICE BELOW AND SELECT A METHOD OF
                    PAYMENT.

TOTAL EXERCISE PRICE _______________  x  $________.______ = $______________
                     (No. of Shares)      (Exercise Price)  Total Exercise Price

METHOD OF PAYMENT

  / /  I enclose a certified check, money order, or bank draft payable to the order of Dime Community Bancorp, Inc.
       in the amount of                                          $______________

  / /  I enclose Shares duly endorsed for transfer to Dime
       with all stamps attached and having a fair market
       value of                                                  $______________

       Total Exercise Price                                      $______________

ISSUANCE OF CERTIFICATES
         I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

      NAME AND ADDRESS             SOCIAL SECURITY NO.              NO OF SHARES
_________________________________  _____-____-_______      _____________________
_________________________________

_________________________________  _____-____-_______      _____________________
_________________________________


WITHHOLDING ELECTIONS FOR EMPLOYEE OPTION RECIPIENTS WITH NON-QUALIFIED STOCK
                      OPTIONS ONLY. BENEFICIARIES AND OUTSIDE DIRECTORS SHOULD NOT COMPLETE.

         I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to issued to me pursuant to this Notice, but that I may request Dime to retain or sell a sufficient number of such Shares to cover the amo be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

            / /     With a certified or bank check that I will deliver to the
                    Administrator on the day after the Effective Date of my
                    Option exercise.
            / /     With the proceeds from a sale of Shares that would otherwise be distributed to me.
            / /     Retain shares that would otherwise be distributed to me.

         I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me.

         I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS

                I understand that I must rely on, and consult with, my own tax and legal counsel (and not Dime Community Bancorp, Inc.) regarding the application of all laws -- particularly tax and securities laws -- to the transactions to be effected pursuant to my Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

                _______________________________________       __________________
S       H                Signature                                 Date
I       E
G       R       ________________________________________________________________
N       E                                     Address
--------------------------------------------------------------------------------

                                INTERNAL USE ONLY

CORPORATE SECRETARY
           Received  [CHECK ONE]:       / / By Hand      / / By Mail Post Marked

                                                          ______________________
                                                              DATE OF POST MARK

By____________________________________________            ______________________
            AUTHORIZED SIGNATURE                              DATE OF RECEIPT
--------------------------------------------------------------------------------

                      APPENDIX B TO STOCK OPTION AGREEMENT
               DIME COMMUNITY BANCORP, INC. 1996 STOCK OPTION PLAN
                  FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES

                          BENEFICIARY DESIGNATION FORM

GENERAL
INFORMATION    USE THIS FORM TO DESIGNATE THE BENEFICIARY(IES) WHO MAY EXERCISE
               OPTIONS OUTSTANDING TO YOU AT THE TIME OF YOUR DEATH

Name of Person
Making Designation_____________________  Social Security Number ____--____--____



BENEFICIARY
DESIGNATION    COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE SPECIFIED,
               EACH BENEFICIARY IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL
               HAVE AN EQUAL SHARE. IF ANY DESIGNATED BENEFICIARY PREDECEASES
               YOU, THE SHARES OF EACH REMAINING BENEFICIARY IN THE SAME CLASS
               (PRIMARY OR CONTINGENT) SHALL BE INCREASED PROPORTIONATELY.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

    NAME                  ADDRESS          RELATIONSHIP     BIRTHDATE      SHARE
____________________  ___________________   __________     __________   _______%
                      ___________________

____________________  ___________________   __________     __________   _______%
                      ___________________

____________________  ___________________   __________     __________   _______%
                      ___________________

                                                                Total   =   100%

B CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding
Options:

    NAME                  ADDRESS          RELATIONSHIP     BIRTHDATE      SHARE
____________________  ___________________   __________     __________   _______%
                      ___________________

____________________  ___________________   __________     __________   _______%
                      ___________________

____________________  ___________________   __________     __________   _______%
                      ___________________

                                                                Total   =   100%

                I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Dime Community Bancorp, Inc. prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Options.

                _______________________________________       __________________
S       H                Signature                                 Date
I       E
G       R       ________________________________________________________________
N       E                                     Address

--------------------------------------------------------------------------------
                                INTERNAL USE ONLY

This Beneficiary Designation was                         Comments
received by the Corporate Secretary of
Dime Community Bancorp, Inc. on the date indicated.




By______________________     _______________
    AUTHORIZED SIGNATURE           DATE
--------------------------------------------------------------------------------